UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BLUE STAR FOODS CORP.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BLUE STAR FOODS CORP.

3000 NW 109th Avenue

Miami, Florida 33172

To our Stockholders:	November 8, 2024

It is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Star Foods Corp. (the “Company”) to be held on December 16, 2024, at 10:00 a.m., Eastern Standard Time, at the offices of the Company located at 3000 NW 109th Avenue, Miami, Florida 33172.

The enclosed Notice of the Annual Meeting of Stockholders and Proxy Statement includes information about the matters to be acted upon by stockholders at the Annual Meeting. You may vote by completing, signing and returning your completed proxy card (or a voting instruction form, if you hold your shares through a broker). If you decide to attend the Annual Meeting, you may revoke your proxy at that time and vote your shares at such meeting.

Stockholders of record at the close of business on October 21, 2024, are entitled to notice of and to vote at the Annual Meeting.

Copies of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the Securities and Exchange Commission (“SEC”), will be furnished without charge to any stockholder upon written request to Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172, Attention: Claudia Campos, Corporate Controller. This Proxy Statement and the Company’s 2023 Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on April 1, 2023, are available on the SEC’s website at www.sec.gov and on the Company’s website at www.bluestarfoods.com.

Sincerely,

/s/ John R. Keeler
John R. Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

NOTICE OF THE 2024 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD DECEMBER 16, 2024

To the Stockholders of Blue Star Foods Corp.:

The 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Blue Star Foods Corp. (the “Company”) will be held on December 16, 2024, at 10:00 a.m., Eastern Standard Time, at the offices of the Company located at 3000 NW 109th Avenue, Miami, Florida 33172.

At the Annual Meeting, stockholders will be asked to vote on the following matters (as more fully described in the Proxy Statement accompanying this Notice):

1.	To elect five (5) directors of the Company for a three-year term to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified (“Proposal One” or the “Election of Directors”);

2.	To approve the issuance of shares in a non-public offering where the maximum number of shares of Common Stock to be issued may exceed 20% of the Company’s issued and outstanding capital stock, as required by and in accordance with Nasdaq Marketplace Rule 5635 (“Proposal Two” or “Share Issuance Proposal”);

3.	To approve an amendment to our Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Company’s Board of Directors (the “Board”), in its sole discretion (‘Proposal Three” or the “Stock Split Proposal”);

4.

To ratify the appointment of MaloneBailey, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (“Proposal Four” or “Ratification of the Appointment of our Independent Registered Public Accounting Firm”); and

5.	To transact such other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote in favor of each of the proposals. Please refer to the Proxy Statement for detailed information about the Annual Meeting, each of the proposals and voting instructions. Your vote is important, and we strongly urge you to cast your vote as soon as possible even if you plan to attend the Annual Meeting.

By Order of the Board of Directors,

/s/ John Keeler
Executive Chairman and Chief Executive Officer

BLUE STAR FOODS CORP.

3000 NW 109th AVENUE

MIAMI, FLORIDA 33172

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

December 16, 2024

GENERAL INFORMATION

This Proxy Statement is being furnished to the stockholders of Blue Star Foods Corp. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”). The proxies are for use at the 2024 Annual Meeting of Stockholders of the Company to be held on December 16, 2024, at 10:00 a.m. Eastern Standard Time, or at any adjournment thereof (the “Annual Meeting”).

The shares represented by your proxy will be voted as indicated on your properly executed and returned proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

FOR the election of the director nominees named herein (“Proposal One” or the “Election of Directors”) unless you specifically withhold authority to vote for one or more of the director nominees;

FOR the approval of the issuance of more than 20% of our issued and outstanding Common Stock pursuant to securities purchase agreements with the investors named therein, in August 2024, including the conversion of convertible promissory notes issued to the investors (the “Private Placement”) so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market (“Proposal Two” or “Share Issuance Proposal”);

FOR the approval of an amendment to our Amended and Restated Certificate of Incorporation (the “Amendment”) to effect a reverse stock split (the “Reverse Stock Split”) of the Common Stock, by a ratio of no less than 1-for-2 and no more than 1-for-20, with the exact ratio to be determined by the Company’s Board of Directors, in its sole discretion (Proposal Three” or “Stock Split Proposal”); and

FOR ratifying the appointment of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 (“Proposal Four” or “Ratification of the Appointment of our Independent Registered Public Accounting Firm”).

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to stockholders on or about November 8, 2024.

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VOTING SECURITIES

Stockholders of record at the close of business on October 21, 2024 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 5,034,870 shares of the Company’s Common Stock, $0.0001 par value, were issued and outstanding.

Each holder of Common Stock is entitled to one vote for each share of Common Stock held as of the Record Date.

RESULTS

Voting results will be tabulated and certified by the Inspector of Elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be filed with the SEC on a Current Report on Form 8-K within four business days of the Annual Meeting.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate voting power of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted “FOR,” “AGAINST” or “ABSTAIN” with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote “AGAINST” a proposal.

Broker non-votes (i.e., votes for shares of Common Stock held as of the Record Date by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted as “shares present” at the Annual Meeting for purposes of determining the presence or absence of a quorum for the transaction of business so long as the broker can vote on any proposal being considered. However, brokers cannot vote on their clients’ behalf on “non-routine” proposals for which they have not received voting instructions from their clients for such proposals. The vote on Proposals One, Two and Three are considered “non-routine.” Accordingly, broker non-votes will not have any effect with respect to Proposals One, Two and Three as shares that constitute broker non-votes are not considered entitled to vote on these matters.

Brokers do have authority to vote uninstructed shares for or against “routine” proposals. Proposal Four constitutes a “routine” proposal. Accordingly, a broker may vote uninstructed shares “FOR” or “AGAINST” Proposal Four.

STOCKHOLDER PROPOSALS FOR 2025 ANNUAL MEETING

In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to be included in the Company’s Proxy Statement to be issued in connection with the 2025 Annual Meeting of Stockholders, such stockholder proposal must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that in the event that the date of the 2025 Annual Meeting is more than 30 days before or more than 90 days after December 16, 2025 our Company must receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders.

Therefore, we must receive notice of such a proposal or nomination for the 2025 Annual Meeting no earlier than the close of business on August 19, 2025 and no later than the close of business on September 17, 2025. All stockholder proposals must be made in writing addressed to John Keeler, the Company’s Executive Chairman, at 3000 NW 109th Avenue, Miami, Florida 33172 and be in compliance with the Company’s bylaws.

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REVOCABILITY OF PROXY

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to John Keeler, the Company’s Executive Chairman, a written notice of revocation, a duly executed proxy bearing a later date or by attending the Annual Meeting and voting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

DISSENTERS’ RIGHT OF APPRAISAL

Under Delaware General Corporation Law stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the Annual Meeting.

SOLICITATION

Proxies may be solicited by certain of the Company’s directors, executive officers and regular employees, without additional compensation, in person, or by telephone, mail, e-mail or facsimile. The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners.

Some banks, brokers and other record holders have begun the practice of “householding” notices, proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of notices, proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure reduces the volume of duplicate information stockholders receive and also reduces a company’s printing and mailing costs. The Company will promptly deliver an additional copy of any such document to any stockholder who writes or calls the Company. Alternatively, if you share an address with another stockholder and have received multiple copies of our notices, proxy statements and annual reports, you may contact us to request delivery of a single copy of these materials. Any such written request should be directed to Claudia Campos, Corporate Controller, at 3000 NW 109th Avenue, Miami, Florida 33172. If you receive more than one proxy card because your shares are registered in different accounts follow the instructions included on each proxy card and vote each proxy card.

AVAILABILITY OF PROXY MATERIALS

This Proxy Statement and form of proxy, together with our Annual Report on Form 10-K (the “Annual Report”), are first being made available to stockholders beginning approximately November 8, 2024. The Annual Report is not a part of the proxy solicitation materials. These documents are also included in our filings with the SEC, which you can access electronically at the SEC’s website at http://www.sec.gov and on the Company’s website at http://www.bluestarfoods.com.

A complete list of the stockholders entitled to vote at the Annual Meeting will be available for inspection for any purpose germane to the Annual Meeting ten days prior to the Annual Meeting at the Company’s offices at 3000 NW 109th Avenue, Miami, Florida 33172 during ordinary business hours.

VOTING AND STOCK OWNERSHIP

If shares are registered directly in a stockholder’s name with the Company’s transfer agent, you are a record holder with respect to those shares and the Proxy Statement and form of Proxy are sent directly to you. You can vote your shares by completing, dating and signing the proxy card that is included with this proxy statement.

If your shares are held in a brokerage account or by a bank or other nominee, you are the beneficial owner of shares held in “street name.” The Proxy Statement and the form of voting instruction card are sent to you by your broker, trustee, or other nominee who is considered, with respect to those shares, the stockholder of record.

If you are a stockholder of record as of the close of business on the Record Date, you may attend the Annual Meeting and vote your shares of Common Stock in person instead of returning your signed proxy card. If you are a beneficial owner of shares of Common Stock registered in the name of your broker, bank, or other nominee, you must follow the instructions provided to you and obtain a valid proxy from your broker, bank or other nominee to vote your shares of Common Stock in person at the Annual Meeting.

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PROPOSAL ONE

ELECTION OF DIRECTORS

The Board currently consists of five (5) directors. All of the current members of the Board have been nominated for re-election. Stockholders and their proxies cannot vote for more than five (5) nominees at the Annual Meeting. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected; however, if a nominee should withdraw his or her name from consideration for any reason or otherwise become unable to serve before the Annual Meeting, the Board reserves the right to substitute another person as nominee, and the persons named on your proxy card as proxies will vote for any substitute nominated by the Board. At the Annual Meeting, directors will be elected to serve for three-year terms expiring at the 2026 annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation or removal. This Proposal One relates to the election of directors to take effect immediately upon the Annual Meeting.

If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company. Certain information about the nominees to the Board is set forth below.

Biographies

John Keeler has been Executive Chairman of the Board since the effectiveness of the Merger. Mr. Keeler founded John Keeler & Co., d/b/a Blue Star Foods in May 1995 and served as its Executive Chairman of the Board since inception during which time he grew the company to become one of the leading marketers of imported blue swimming crab meat in the United States. Mr. Keeler built sales over the past 20 years to $35+ million annually through 2017. Mr. Keeler oversees procurement as well as operating facilities in the Philippines and Indonesia. Mr. Keeler is an executive committee member of the National Fisheries Institute-Crab Council and a founding member of the Indonesia and Philippines crab meat processors associations. Mr. Keeler received his BS in Economics from Rutgers University in 1995 and attended Harvard Business School executive programs in supply chain management, negotiations and marketing in 2005. Mr. Keeler’s extensive experience in the industry led to the decision to appoint him to the board of directors.

Nubar Herian has been a director since the effectiveness of the Merger. Since 2014, Mr. Herian has been the chief executive officer of Monaco Group Holdings, a privately-held company headquartered in Miami, Florida, which owns and operates Monaco Foods, Inc., an importer, exporter and distributor of premium gourmet foods from around the world. Since 1995, Mr. Herian has been the commercial director of Casa de Fruta Caracas, a privately-held company based in Caracas, Venezuela, that focuses on importing foods. Mr. Herian is also the president of Lunar Enterprises, Corp. (“Lunar”), a holding company for his family’s public and private equity investments and real estate holdings. Mr. Herian received his BS in Mechanical Engineering from Florida Atlantic University in 1994 and an Executive M.B.A. from the University of Miami in 2014. Mr. Herian’s experience in the food import industry led to the decision to appoint him to the board of directors.

Jeffrey J. Guzy has served as a director of Leatt Corp. (OTC: LEAT), since April 2007 and from October 2007 to August 2010, as its President. Mr. Guzy has served as an independent director and chairman of the audit committee of Capstone Companies, Inc. (OTC: CAPC), a public holding company, since April 2007, as an independent director and chairman of the audit committee of Purebase Corporation (OTC: PUBC), a diversified resource company, since April 2020 and as Chairman of CoJax Oil and Gas Corporation, an early stage oil and gas exploration and production company, since May 2018, and was appointed as its chief executive officer in January 2020. Mr. Guzy has served as an executive manager or consultant for business development, sales, customer service, and management in the telecommunications industry, specifically, with IBM Corp., Sprint International, Bell Atlantic Video Services, Loral CyberStar, and FaciliCom International. Mr. Guzy has also started his own telecommunications company providing Internet services in Western Africa. Mr. Guzy has an MBA in Strategic Planning and Management from The Wharton School of the University of Pennsylvania, an M.S. in Systems Engineering from the University of Pennsylvania, a B.S. in Electrical Engineering from Penn State University, and a Certificate in Theology from Georgetown University. Mr. Guzy’s extensive public company board experience led to the decision to appoint him to the board of directors.

Timothy McLellan has more than 35 years of operating experience and has served as a seafood executive in both the U.S. and Asia. Mr. McLellan is currently managing director of Maijialin Consulting Company Ltd. which provides international business development consulting services specific to import/export cold chain supply logistics and foodservice distribution. Prior thereto from April 2009 until February 2019, Mr. McLellan was managing director, business development for Preferred Freezer Services (Shanghai) Co. Ltd, which is owned by the GLP Group, a Singapore-based logistics and industrial infrastructure provider. Between 2019 and 2020, Mr. McLellan served as a private equity operating partner for CITIC Capital Partners (Shanghai) Ltd. Prior to that, from 2009 through 2019, Mr. McLellan served in various executive capacities, including Chairman for SinotransPFS Cold Chain Logistics Company, Ltd., a logistics company. Between 2004 and 2009, Mr. McLellan served as President of Empress International, a division of Thai Union Group). Between 2003 and 2004, he served in a senior manager position with the seafood division of ConAgra Foods. Mr. McLellan’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Trond Ringstad has more than 20 years of operating experience as a seafood executive in both the U.S. and Europe. Since April 2017, Mr. Ringstad has been managing partner of American Sea, LLC, a seafood processing and sales company, and since October 2013, Mr. Ringstad has been an independent consultant for AGR Partners. Between 2003 and 2007, Mr. Ringstad served as president of Pacific Supreme Seafoods, a global importing and wholesaling seafood company. Between 2001 and 2003, he served as vice president of sales and marketing for Royal Supreme Seafoods, a Norwegian / Chinese seafood importer and sales company. Mr. Ringstad graduated from the BI Norwegian Business School with a Degree in International Marketing and has a BA in Business Management from Washington State University. Mr. Ringstad’s knowledge and background with regard to seafood operations management led to the decision to appoint him to the board of directors.

Vote Required

Approval of the Share Issuance Proposal requires the majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as a vote cast with respect to that director.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES NAMED ABOVE.

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PROPOSAL TWO

APPROVAL OF SHARE ISSUANCE

To approve the issuance of more than 20% of our issued and outstanding Common Stock pursuant to the terms of the securities purchase agreements, so that such issuances are made in accordance with Nasdaq Listing Rule 5635 of the Nasdaq Capital Market.

Background and Overview

Our Common Stock is currently listed on The Nasdaq Stock Market LLC and, as such, we are subject to Nasdaq Marketplace Rules (the “Nasdaq Listing Rules”). We are seeking stockholder approval of the Share Issuance Proposal in order to comply with Nasdaq Rule 5635.

Under Nasdaq Rule 5635, stockholder approval is required for a transaction involving the sale, issuance or potential issuance by an issuer of Common Stock (or securities convertible into or exercisable for Common Stock) in connection with a transaction other than a public offering at a price less than the minimum price (the “Nasdaq Minimum Price”) which either alone or together with sales by our officers, directors or substantial stockholders of the Company equals 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance. Nasdaq Minimum Price means a price that is the lower of: (i) the Nasdaq official closing price (as reflected on Nasdaq.com) immediately preceding the signing of a binding agreement to issue such Common Stock; or (ii) the average Nasdaq official closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days immediately preceding the signing of a binding agreement. Stockholder approval of the Share Issuance Proposal will constitute stockholder approval for purposes of Nasdaq Listing Rule 5635.

In August, 2024, the Company entered into securities purchase agreements (each a “Securities Purchase Agreement”) with each of Quick Capital, LLC, a Wyoming limited liability company (“Quick Capital”) and Jefferson Street Capital, LLC, a New Jersey limited liability company (“Jefferson”) whereby we issued promissory notes in the aggregate principal amount of $550,000 (the “August Private Placement Offering”).

The Company agreed to issue to each of Quick Capital and Jefferson up to 39,300 shares of our Common Stock as a “Commitment Fee”

As part of the August Private Placement Offering, the Company issued two promissory notes each in the principal amount of $275,000 with an original issue discount of $25,000 (the “Private Placement Notes”). The Private Placement Notes have a one-time interest payment of $27,500. Thereafter, any principal amount of interest which is not paid upon maturity will accrue at a rate of the lesser of (i) sixteen percent (16%) per annum, or (ii) the maximum amount permitted by law from the due date thereof until the same is paid. The Private Placement Notes have a maturity date of 10 months after issuance and the proceeds from the notes are for general corporate purposes. The Company agreed to issue to each of Quick Capital and Jefferson 19,650 shares of Common Stock as additional consideration for entering into Private Placement Notes.

The investors have the right, at any time on or following the earlier of (i) the date that any of the shares are registered for resale under a registration statement of the Company or (ii) the date that is six (6) months after the issue date, to convert all or any portion of the then outstanding and unpaid principal and interest into fully paid and non-assessable shares of our Common Stock. The conversion price shall be $1.50, subject to adjustments. We have agreed to reserve a sufficient number of Common Stock (initially, 2,000,000 shares) for issuance upon conversion of the Private Placement Notes in accordance with their terms.

If an event of default occurs under the Private Placement Notes, the investors have the right to convert all amounts outstanding under the notes at any time thereafter into shares of Common Stock at the lesser of (i) the then applicable conversion price under the notes or (ii) the Market Price. “Market Price” shall mean 85% of the lowest VWAP on any trading day during the ten (10) trading days prior to the respective conversion date. “VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the principal market during the period beginning at 9:30 a.m., Eastern Standard Time, and ending at 4:00 p.m., Eastern Standard Time, as reported by Quotestream or other similar quotation service provider designated by the investors.

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The Company may prepay the Private Placement Notes at any time with fifteen (15) trading days prior written notice (the “Prepayment Notice Period”). During the Prepayment Notice Period, the investor shall have the right to convert all or any portion of the Private Placement Notes pursuant to the terms of the notes, including the amount of the Private Placement Notes to be prepaid. If the Company exercises its right to prepay the notes, the Company shall make payment to the investor of an amount in cash equal to the sum of: (i) 100% multiplied by the principal amount then outstanding plus (ii) accrued and unpaid interest on the principal amount to the Prepayment Notice Date, and (iii) $750 to reimburse the investor for administrative fees.

If the Company delivers a prepayment notice and fails to pay the applicable prepayment amount, the Company shall forever forfeit its right to prepay any part of the Private Placement Notes.

The Private Placement Notes have mandatory monthly payments of $43,200. The initial payments are due on November 9, 2024 and November 12, 2024, respectively.

The Company’s failure to comply with the material terms of the Private Placement Notes will be considered an event of default and the principal sum of the Private Placement Notes will become immediately due and payable at an amount equal to the principal amount then outstanding plus accrued interest (including any default interest) through the date of full repayment multiplied by 135%, as well as all costs, all without demand, presentment or notice, unless expressly waived by the investor.

The investors may assign their rights to any “accredited investor” (as defined in Rule 501(a) of the 1933 Act) in a private transaction or to any of its affiliates without the consent of the Company.

While the Private Placement Notes remain outstanding, we shall not, without the investor’s written consent (i) (a) pay, declare or set apart for such payment, any dividend or other distribution on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution with respect to its capital stock except for distributions pursuant to any shareholders’ rights plan which is approved by a majority of the Company’s disinterested directors, (ii) redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of the Company or any warrants, rights or options to purchase or acquire any such shares, or repay any indebtedness of the investor (iii) advance any loans made in the ordinary course of business in excess of $100,000, (iv) sell, lease or otherwise dispose of any significant portion of our assets outside the ordinary course of business, and (v) enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) or Section 3(a)(10) of the Securities Act.

In conjunction with the August Private Placement Offering, the Company entered into a registration rights agreement with each of Quick Capital and Jefferson. The Company agreed to file a registration statement with the Securities and Exchange Commission to register the re-sale of the maximum number of shares of Common Stock covered in the August Private Placement Offering within sixty (60) calendar days from the date of execution. The Securities Purchase Agreements and Private Placement Notes are collectively referred to herein as the August Transaction Documents.

We cannot predict the market price of our Common Stock at any future date. Under certain circumstances, it is possible that we may need to issue shares of Common Stock to the investors at a price that is less than the Nasdaq Minimum Price, which may result in an issuance equal to 20% or more of the Common Stock outstanding before the issuance.

Accordingly, we must obtain stockholder approval to comply with the Nasdaq Listing Rules to issue shares of 20% or more of the Common Stock and to satisfy the conditions of the August Transaction Documents.

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Consequences of Non-Approval

The August Transaction Documents are binding obligations on us. The failure of our stockholders to approve the Share Issuance Proposal will not negate the existing terms or the Company’s binding obligation under the August Transaction Documents. However, if the Share Issuance Proposal is not approved by our stockholders, we may be required to repay our obligations under the August Transaction Documents in cash, rather than by the conversion of the Private Placement Notes into shares of Common Stock.

If we are required to repay our obligations to the investors in cash rather than Common Stock, we may not have the capital necessary to fully satisfy our ongoing business needs, the effect of which would adversely impact future operating results. Additionally, it may be necessary for the Company to acquire additional financing in order to repay the obligations to the investors under the August Transaction Documents in cash, which may result in additional transaction expenses. Failure to acquire additional financing in order to repay these obligations may result in a default on such obligations.

In addition, if we default on our obligations under the Private Placement Notes, the investors could file claims against us, or possibly take possession of some of the assets of the Company and its subsidiaries, which would harm our business, financial condition and results of operations and could require us to curtail, or even to cease our operations.

Effect on Current Stockholders

The issuance of shares of Common Stock to the investors pursuant to the terms of the Securities Purchase Agreements, including any shares that may be issued below the Nasdaq Minimum Price, would result in an increase in the number of shares of Common Stock outstanding, and our stockholders will incur dilution of their percentage ownership. Because the number of shares of Common Stock that may be issued to the investors pursuant to the Securities Purchase Agreements is determined based on the market price at the time of issuance, the exact magnitude of the dilutive effect cannot be conclusively determined. However, the dilutive effect may be material to our current stockholders.

Our ability to successfully implement our business plans and ultimately generate value for our stockholders is dependent upon our ability to raise capital and satisfy our ongoing business needs.

Vote Required

Approval of the Share Issuance Proposal requires the majority of the total votes cast at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the Share Issuance Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SHARE ISSUANCE PROPOSAL.

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PROPOSAL THREE

APPROVAL OF THE STOCK SPLIT PROPOSAL

Background and Overview

The Board is asking stockholders to approve the Stock Split Proposal. The form of the Certificate of Amendment to the Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware is set forth as Appendix A to this Proxy Statement (the “Amendment”). Although such filing is within the control of the Board, we expect such filing to be made shortly after the approval by the stockholders of the Stock Split Proposal. The Amendment will become effective, at such future date as determined by the Board, upon the filing of the Amendment with the Secretary of State of the State of Delaware (which we refer to as the “Effective Time”), but in no event earlier than the date of the Annual Meeting. Moreover, even if the Amendment is approved by the requisite number of stockholders, the Board reserves the right, at its discretion, to abandon the Amendment prior to the proposed effective date if it determines that abandoning the Amendment is in our best interests. No further action on the part of stockholders would be required to either effect or abandon the Amendment.

The text of the Amendment is subject to modification to include such changes as may be required by DGCL and as the Board deems necessary and advisable to effect the Amendment.

A brief description of the Stock Split Proposal is set out below.

Reverse Stock Split

Purpose of the Reverse Stock Split

The Board seeks your approval for the Reverse Stock Split as part of the Amendment with the intent of increasing the per share trading price of our Common Stock, which is publicly traded and listed on the Nasdaq Capital Market under the symbol, “BSFC,” in order to regain compliance with the minimum bid price requirement as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Requirement”), for continued listing on the Nasdaq. Accordingly, we believe that effecting the Reverse Stock Split would be in our and our stockholders’ best interests.

On October 16, 2024, the Company received a notice letter (the “Notice”) from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Common Stock for the last 30 consecutive business days, the Company is not currently in compliance with the requirement to maintain the Minimum Bid Requirement.

To regain compliance, the closing bid price of the Common Stock must be at least $1.00 per share for ten consecutive business days. The Company is subject to a Mandatory Panel Monitor for a period of one year, or until June 11, 2025. As such, the Company is not eligible for a compliance period. The Company has the opportunity to request a hearing with the Hearings Panel (the “Panel”), by October 23, 2024, which request was made on October 18, 2024. Our hearing date is set for December 11, 2024. The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. The fee for the hearing was $20,000.

Failure to approve the Reverse Split may potentially have serious, adverse effects on the Company and its stockholders. The Common Stock could be delisted from Nasdaq because shares of the Common Stock may continue to trade below the requisite $1.00 per share price needed to maintain our listing in accordance with Nasdaq Listing Rule 5550(a)(2). Our shares may then trade on the OTC Bulletin Board or other small trading markets, such as the pink sheets. In that event, the Common Stock could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading, and may be avoided by retail and institutional investors, resulting in the impaired liquidity of the Common Stock.

As of the Record Date, the Common Stock closed at $0.65 per share on Nasdaq. Reducing the number of outstanding shares of Common Stock should, absent other factors, generally increase the per share market price of the Common Stock. Although the intent of the Reverse Stock Split is to increase the price of the Common Stock, there can be no assurance that even if the Reverse Stock Split is effected the bid price of the Common Stock will be sufficient, over time, for the Company to regain or maintain compliance with the Minimum Bid Requirement.

In addition, the Company believes the Reverse Stock Split will make its Common Stock more attractive to a broader range of investors, as it believes that the current market price of the Common Stock may prevent certain institutional investors, professional investors, and other members of the investing public from purchasing stock. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Furthermore, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of Common Stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were higher. The Company believes that the Reverse Stock Split will make the Common Stock a more attractive and cost-effective investment for many investors, which in turn may enhance the liquidity of the holders of the Common Stock.

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Principal Effects of the Reverse Stock Split

Reducing the number of outstanding shares of the Common Stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of the Common Stock. However, other factors, such as our financial results, market conditions, and the market perception of our business may adversely affect the market price of the Common Stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of the Common Stock will increase following the Reverse Stock Split, that as a result of the Reverse Stock Split we will be able to meet or maintain a bid price over the Minimum Bid Requirement of Nasdaq or that the market price of the Common Stock will not decrease in the future. Additionally, we cannot assure you that the market price per share of the Common Stock after the Reverse Stock Split will increase in proportion to the reduction in the number of shares of the Common Stock outstanding before the Reverse Stock Split. Accordingly, the total market capitalization of the Common Stock after the Reverse Stock Split may be lower than the total market capitalization before the Reverse Stock Split.

If we implement the Reverse Stock Split, we will file the Amendment with the Delaware Secretary of State, which will result in the number of shares of Common Stock held by each stockholder being reduced to a number of shares of Common Stock determined by dividing the number of shares held immediately before the Reverse Stock Split by a number between two and fifty as determined by the Board, and then rounding up to the nearest whole share of respective Common Stock. The Reverse Stock Split would not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that interests in fractional shares would be rounded up to the nearest whole share (as described in greater detail below under “Corporate Matters”). Pursuant to the DGCL, the Reverse Stock Split only impacts outstanding shares and not authorized shares unless the Amendment by its terms also decreases the authorized shares, which the Amendment does not.

Authorized Shares/Corporate Matters. We are currently authorized to issue 100,000,000 shares of Common Stock. The Reverse Stock Split would have the following effects on the number of shares of Common Stock outstanding on the Record Date:

●

in a 1-for-2 reverse stock split, every two (2) shares of Common Stock owned by a stockholder would be exchanged for one (1) share; the number of shares of Common Stock issued and outstanding will be reduced from 5,034,870 shares to approximately 2,517,435 shares;

●

in a 1-for-10 reverse stock split, every ten (10) shares of Common Stock owned by a stockholder would be exchanged for one (1) share; and the number of shares of Common Stock issued and outstanding will be reduced from 5,034,870 shares to approximately 503,487 shares; and

●

in a 1-for-20 reverse stock split, twenty (20) shares Common Stock owned by a stockholder would be exchanged for one (1) share; and the number of shares of Common Stock issued and outstanding will be reduced from 5,034,870 shares to approximately 251,743 shares;

The additional shares of Common Stock that would become available for issuance if the Reverse Stock Split is implemented could be used by our Board for capital raises or to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of the Board, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner.

Effect on Market Price of our Common Stock. The immediate effect of the Reverse Stock Split would be to reduce the number of shares of the outstanding Common Stock and to potentially increase the trading price of such Common Stock. However, the effect of any effected Reverse Stock Split upon the market price of the Common Stock cannot be predicted. There can be no assurance that the trading price of the Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of the Common Stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the Common Stock may change due to a variety of other factors, including those related to business and general market conditions.

Dilution. You may also experience future potential substantial dilution of your percentage of ownership of in our Common Stock as a result of this Reverse Stock Split. While the Reverse Stock Split itself does not result in dilution (except with respect to the roundup of fractional shares as discussed below), it makes available to us a substantial number of shares for future transactions, the consummation of which could result in substantial dilution.

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Fractional Shares. No scrip or fractional share certificates will be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the exchange ratio of the Reverse Stock Split, will be entitled, upon surrender of certificate(s) representing these shares, to a number of shares rounded up to the nearest whole number and, accordingly, no money will be paid for a fractional share.

Options and Warrants. Holders of options, warrants and convertible notes to purchase shares of Common Stock, who upon exercise of their options or warrants would otherwise be entitled to receive fractional shares because they hold options or warrants which upon exercise would result in a number of shares of Common Stock not evenly divisible by the exchange ratio of the Reverse Stock Split, will receive a number of shares of Common Stock rounded up to the nearest whole number. The exercise price of any such securities would correspondingly increase as a result of the Reverse Stock Split.

Accounting Matters. The par value per share of the Common Stock would remain unchanged after the Reverse Stock Split. As a result, on the effective date of the Reverse Stock Split, the stated capital on the balance sheet attributable to the Common Stock will be reduced proportionally, based on the exchange ratio of the Reverse Stock Split, from its present amount, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share Common Stock net income or loss and net book value will be increased because there will be fewer shares of the Common Stock outstanding. We do not anticipate that any other accounting consequences would arise as a result of the Reverse Stock Split.

Other Effects on Outstanding Shares. If the Reverse Stock Split is implemented, the rights and preferences of the outstanding shares of the Common Stock would remain the same after the Reverse Stock Split. Each share of Common Stock issued pursuant to the Reverse Stock Split would be fully paid and non-assessable. The Reverse Stock Split would result in some stockholders owning “odd-lots” of less than 100 shares of the Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in “round-lots” of even multiples of 100 shares.

United States Federal Income Tax Consequences of the Reverse Stock Split.

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to a stockholder (hereinafter a “U.S. stockholder”) that is a “United States person,” as defined in the Internal Revenue Code of 1986, as amended (the “Code”). It does not purport to be a complete discussion of all of the possible U.S. federal income tax consequences of the Reverse Stock Split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, and tax-exempt entities. In addition, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our shares through such entities. The discussion below is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively.

This summary also assumes that the shares held by the stockholder prior to the Reverse Stock Split (“Old Shares”) were, and the shares owned by the stockholders immediately after the Reverse Stock Split (“New Shares”) will be, owned as “capital assets,” as defined in the Code (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. The discussion below regarding the U.S. federal income tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder is urged to consult with his or her own tax advisor with respect to the tax consequences of the Reverse Stock Split.

No gain or loss should be recognized by a U.S. stockholder upon such stockholder’s exchange (or deemed exchange) of Old Shares for New Shares pursuant to the Reverse Stock Split. The aggregate tax basis (and the holding period) of the New Shares received in the Reverse Stock Split should be the same as such stockholder’s aggregate tax basis (and holding period) in the Old Shares being exchanged. Special tax basis and holding period rules may apply to holders that acquired different blocks of stock at different prices or at different times. Holders should consult their own tax advisors as to the applicability of these special rules to their particular circumstances.

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Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Stock Split has been effected. Such notification may be in the form of a Current Report filed with the Securities and Exchange Commission. As of the Effective Time of the Reverse Stock Split, each certificate representing shares of the Common Stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Common Stock resulting from the Reverse Stock Split, except that holders of un-exchanged shares would not be entitled to receive any dividends or other distributions payable by us after the Effective Time until they surrender their old stock certificates for exchange. All shares, underlying options, and other securities would also be automatically adjusted at the Effective Time.

If we elect to exchange stock certificates, we expect that our transfer agent, VStock Transfer LLC, will act as an exchange agent for purposes of implementing the exchange of stock certificates. In such event, as soon as practicable after the Effective Time, stockholders of record would receive a letter of transmittal requesting them to surrender their stock certificates for stock certificates reflecting the adjusted number of shares as a result of the Reverse Stock Split. Persons who hold their shares in brokerage accounts or “street name” would not be required to take any further actions to effect the exchange of their certificates. No new certificates would be issued to a stockholder until such stockholder has surrendered the outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the Reverse Stock Split would continue to be valid and would represent the adjusted number of shares based on the exchange ratio of the Reverse Stock Split rounded up to the nearest whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Vote Required for Approval

The approval of the Stock Split Proposal requires the majority of the total votes entitled to vote at the Annual Meeting. Abstentions and broker non-votes have the same effect as a vote “AGAINST” the Proposal.

Recommendation of the Board

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE STOCK SPLIT PROPOSAL.

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PROPOSAL FOUR

RATIFICATION OF THE APPOINTMENT OF OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board has selected the firm of MaloneBailey, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, subject to ratification by our stockholders at the Annual Meeting. MaloneBailey, LLP has been our independent registered public accounting firm since the fiscal year ended December 31, 2018. A representative of MaloneBailey, LLP is expected to be present at the Annual Meeting.

This Proposal Three requires approval by a majority of the votes cast at the Annual Meeting.

More information about our independent registered public accounting firm is available under the heading “Independent Registered Public Accounting Firm” on page 25 below.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MALONEBAILEY, LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

OTHER MATTERS

The Board does not know of any other matters that may be brought before the Annual Meeting. However, if any such other matters are properly brought before the Annual Meeting, the proxies may use their own judgment to determine how to vote your shares.

GOVERNANCE MATTERS

Board Composition

The Board currently consists of five members who hold office for three-year terms or until their successors have been elected and qualified or until the earlier of their death, resignation or removal. There are no family relationships among any of our directors or executive officers. The Company is not aware of any of its directors or executive officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses) or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Board of Directors Risk Oversight

The Board oversees the Company’s risk management including understanding the risks the Company faces and what steps management is taking to manage those risks, as well as understanding what level of risk is appropriate for the Company. The Board’s role in the Company’s risk oversight process includes receiving regular updates from members of senior management on areas of material risk to the Company, including operational, financial, legal and regulatory, human resources, employment, and strategic risks. Management discusses strategic and operational risks at regular management meetings and conducts strategic planning and review sessions during the year that include a discussion and analysis of the risks.

Board of Directors Leadership Structure

The Company’s leadership structure currently consists of the combined role of Chairman of the Board and Chief Executive Officer. The Board has determined that it is in the best interests of the Company and its shareholders to combine these roles. Due to the small size and early stage of the Company, the Board believes it is currently most effective to have the Chairman and Chief Executive Officer positions combined. In addition, having one person serve as both Chairman and Chief Executive Officer provides clear leadership for the Company, with a single person setting the tone and managing our operations. Currently, John Keeler serves as Chairman and Chief Executive Officer. The Company does not have a separate lead independent director.

Director Meeting Attendance

During the year ended December 31, 2024 (the “Last Fiscal Year”), the Board held four (4) meetings and acted two (2) times by unanimous written consent in lieu of holding a meeting.

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Director Independence

Jeffrey Guzy, Trond Ringstad and Timothy McLellan are considered “independent” under the rules of the SEC and the NASDAQ Capital Market as determined by the Board. In making this determination, the Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances the Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. The Company’s independent directors conduct executive sessions at regularly scheduled meetings as required by NASDAQ Listing Rule 5605(b)(2).

The Company does not currently have a policy in place regarding attendance by Board members at the Company’s annual meetings of stockholders.

Board Committees

The Board has three standing committees, consisting of an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.

Audit Committee

The Audit Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Audit Committee. We have determined that Messrs. Guzy, Ringstad and McLellan each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meet the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Mr. Guzy qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002.

The Audit Committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The Audit Committee is responsible for: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; (e) reviewing related party transactions; and (f) performing such other functions as the Board may from time to time assign to the Committee. The Audit Committee did not hold formal meetings but conducted internal discussions and the Chairman corresponded with the Company’s auditors in the Last Fiscal Year. The Audit Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

Compensation Committee

The Compensation Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Compensation Committee. The Compensation Committee is responsible for: (a) assisting the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assisting the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluating the Company’s Chief Executive Officer compensation and setting a remuneration package; (d) making recommendations to the Board with respect to incentive compensation plans and equity-based plans; and (e) performing such other functions as the Board may from time to time assign to the Committee. The Compensation Committee did not hold formal meetings in the Last Fiscal Year. The full Board approved officer compensation by unanimous written consent. The Compensation Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

In determining the amount, form, and terms of such compensation, the Compensation Committee will consider the annual performance of such officers in light of company goals and objectives relevant to executive officer compensation, competitive market data pertaining to executive officer compensation at comparable companies, and such other factors as it deems relevant, and is guided by, and seeks to promote, the best interests of the Company and its shareholders.

During the Last Fiscal Year, there were no compensation consultants engaged to determine or recommend the amount or form of executive and director compensation.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Jeffrey Guzy, Trond Ringstad and Timothy McLellan. Mr. Guzy is the chairman of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the annual meeting of stockholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; (j) overseeing the Company’s compliance program; and performing such other functions as the Board may from time to time assign to the Committee. The Nominating Committee did not hold formal meetings in the Last Fiscal Year. The Nominating Committee has adopted a formal written charter which is available on the Company’s Internet website at www.bluestarfoods.com.

The Nominating Committee will consider any director candidates recommended by stockholders, although there is no formal policy with regard to directors recommended by stockholders, when considering a candidate submitted by stockholders, the Nominating Committee will take into consideration the needs of the Board and the qualifications of the candidate. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee-recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors of the Company; and preferably have experience in the Company’s business and other relevant business fields (for example, finance, accounting, law and banking). The Nominating Committee considers diversity together with the other factors considered when evaluating candidates but does not have a specific policy in place with respect to diversity.

Members of the Nominating Committee plans to meet in advance of each of the Company’s annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Nominating Committee’s charter and the rules of the Nasdaq. There are no differences in the manner in which the Nominating Committee plans to evaluate director nominees based on whether or not the nominee is recommended by a stockholder.

Changes in Nominating Process

There are no material changes to the procedures by which stockholders may recommend nominees to the Board.

Board Diversity

The Board is committed to diversity of experience, gender, race and ethnicity, and seek to ensure that there is diversity among the directors. The Company believes that its directors should be of a diverse group of individuals who have broad experience and the ability to exercise sound business judgment from many factors including professional experience, life experience, socio-economic background, gender, race, ethnicity, religion, skill set and geographic representation.

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Board Diversity Matrix (as of November 8, 2024)

Total Number of Directors		5

	Female		Male
Part I: Gender Identity
Directors	0		5
Part II: Demographic Background
Hispanic or Latinx	0		2
White	0		3

Code of Ethics

We have adopted a code of ethics that applies to our executive officers, directors and employees. We have filed a copy of our Code of Ethics as an exhibit to our Current Report on Form 8-K filed with the SEC on July 19, 2021. Our Code of Ethics is available on the Company’s website at www.bluestarfoods.com. In addition, a copy of the Code of Ethics will be provided without charge upon written request to the Company’s Corporate Controller, Claudia Campos, at 3000 NW 109th Avenue, Miami, Florida 33172.

Stockholder Communications

The Board currently does not provide a formal process for stockholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the number of stockholders of the Company. While the Board will, from time to time, review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company’s Corporate Controller, Claudia Campos, at 3000 NW 109th Avenue, Miami, Florida 33172, with an instruction to forward the communication to a particular director or the Board as a whole.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of October 21, 2024 the Company’s directors and executive officers beneficially own, directly or indirectly, in the aggregate, approximately 1.2% of its outstanding Common Stock.

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The following table sets forth, as of October 21, 2024, the number of shares of common stock beneficially owned by (i) each person, entity or group (as that term is used in Section 13(d)(3) of the Exchange Act) known to the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock; (ii) each of the Company’s directors (iii) each Named Executive Officer and (iv) all of the Company’s executive officers and directors as a group. The information relating to beneficial ownership of Common Stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the SEC. Under these rules, a person is deemed to be a beneficial owner of a security if that person directly or indirectly has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to dispose or direct the disposition of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the SEC rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary interest. Unless otherwise indicated below, each person has sole voting and investment power with respect to the shares beneficially owned and each stockholder’s address is c/o Blue Star Foods Corp., 3000 NW 109th Avenue, Miami, Florida 33172.

The percentages below are calculated based on 5,034,870 shares of Common Stock issued and outstanding as of October 21, 2024.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percentage of Beneficial Ownership
Named Executive Officers and Directors
John Keeler	18,488	(1)	*
Nubar Herian	4,507	(2)	*
Jeffrey Guzy	8,175	(3)	*
Timothy McLellan	5,683	(4)	*
Trond Ringstad	5,688	(4)	*
All current directors and executive officers as a group (5 persons)	42,791		1.2%

* Less than 1%

(1)	18,476 of such shares are held with Mr. Keeler’s wife as tenants in the entirety and are subject to the terms of a lock-up agreement pursuant to which Mr. Keeler may not sell more than one-third of the Common Stock held by him in any two-month period. Includes 12 shares underlying a stock option which are exercisable within 60 days.

(2)	Includes 12 shares underlying stock options which are exercisable within 60 days.
(3)	Includes 12 shares underlying stock options exercisable within 60 days.
(4)	Includes 12 shares underlying stock options which are exercisable within 60 days.

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EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officers

The Company’s executive officers are John Keeler, the Chief Executive Officer and Executive Chairman,. Biographical information for Mr. Keeler are included in the Company’s filings. The Company’s officers are appointed by the Board of Directors and serve at its discretion.

Related Party Transactions

The Audit Committee, pursuant to its charter, is responsible for the review and approval of all related party transactions. The Audit Committee charter does not set forth specific standards to be applied rather, the Audit Committee reviews each transaction individually on a case-by-case, facts and circumstances basis.

From January 2006 through May 2017, Keeler & Co issued an aggregate of $2,910,000, 6% demand promissory notes to John Keeler, our Chief Executive Officer, Executive Chairman and a director. We may prepay the notes at any time first against interest due thereunder. If an event of default occurs under the notes, interest will accrue at 18% per annum and if not paid within 10 days of payment becoming due, the holder of the note is entitled to a late fee of 5% of the amount of payment not timely received. On December 30, 2020, we entered into a debt repayment agreement with Mr. Keeler pursuant to which we issued 15,933 shares of Common Stock to a third party designated by Mr. Keeler as repayment for an aggregate principal amount of $1,593,300 due under four such notes. All interest due on the notes had previously been paid on a monthly basis. On December 31, 2023, the Company issued an aggregate of 79,167 shares of Common Stock to John Keeler’s designee in lieu of payment of $570,000 of the principal outstanding promissory notes held by Mr. Keeler. As of January 1, 2024, the Company remains indebted to Mr. Keeler under the remaining outstanding promissory notes in the aggregate principal amount of $165,620.

John Keeler, our Chief Executive Officer, Executive Chairman and director owns 95% of Bacolod, an exporter of pasteurized crab meat from the Philippines.

John Keeler, our Chief Executive Officer, Executive Chairman and director, owns 95% of Bicol, a Philippine company, and an indirect supplier of crab meat via Bacolod to the Company.

There were no transactions between the Company and Bicol for the years ended December 31, 2023 and 2022. From time to time, we may prepay Bacolod for future shipments of product which may represent five to six months of purchases. There was $1,299,984 due as of December 31, 2023 for future shipments from Bacolod.

John Keeler, our Chief Executive Officer, Executive Chairman and director, and Christopher Constable, our former Chief Financial Officer and director, own 80% and 20%, respectively, of Strike the Gold Foods, Ltd., a UK company, which sold the Company’s packaged crab meat in the United Kingdom in 2019.

On February 25, 2020, Christopher Constable, the Company’s former Chief Financial Officer entered into a Separation and Mutual Release Agreement pursuant to which Mr. Constable resigned as Chief Financial Officer, Secretary, Treasurer and a director of the Company. The Agreement contained mutual general releases, a two-year confidentiality provision and provides for Mr. Constable’s outstanding stock options to remain in effect until November 8, 2028.

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. Each director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, each director was granted a five-year option to purchase 25 shares of the Company’s Common Stock at an exercise price of $2,000.00 per share, which shares vest in equal quarterly installments of 1.25 shares during the term of the option.

On February 14, 2023, each of the Company’s executive officers and directors entered into the Aegis Lock-Up.

In connection with a settlement agreement between Nubar Herian, a director, and certain stockholders of the Company, on November 23, 2023, Mr. Herian, paid $43,446 to the Company in full satisfaction of any stockholder claims.

Executive Compensation

The table below sets forth certain information about the compensation awarded to, earned by or paid to our Chief Executive Officer and our other executive officers receiving annual remuneration in excess of $100,000 during 2023 (each, a “Named Executive Officer”).

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Name and Principal Position	Year	Salary ($)	Stock awards ($)		Option awards ($)(1)		All other compensation ($)		Total ($)
John Keeler -	2023	76,878	25,000	(2)	-		43,831	(3)	145,709
Executive Chairman and Chief Executive Officer and Director	2022	79,409	25,000	(4)	50,000	(5)	38,543	(3)	192,952
Silvia Alana -	2023	147,000	25,000	(2)	12,261	(6)	5,700	(3)	212,260
Previous Chief Financial Officer and Director	2022	150,000	17,361	(7)	50,000	(5)	5,400	(3)	222,761
Miozotis Ponce -	2023	166,600	-		-		5,700	(3)	172,300
Previous Chief Operating Officer	2022	170,000	-		-		5,400	(3)	175,400

(1)	All option grants are calculated at the grant date fair value computed in accordance with FASB ASC Topic 718.

(2)	Represents 3,472 shares of Common Stock at $7.20 per share issued on December 31, 2023.
(3)	Represents health insurance premiums paid by the Company on behalf of such officer.
(4)	Represents 63 shares of Common Stock at $400.00 per share issued on December 31, 2022.
(5)	Represents an option to purchase 25 shares of Common Stock at $2,000.00 per share granted on December 31, 2022.
(6)	Represents an option to purchase 864 shares of Common Stock at $40.00 per share granted on December 31, 2023. These options were forfeited on May 28, 2024 upon the resignation of the Chief Financial Officer.
(7)	Represents 43 shares of Common Stock at $400.00 per share issued on December 31, 2022.

We offer a 401(k) plan to eligible employees, including our executive officer. In accordance with this plan, all eligible employees may contribute a percentage of compensation up to a maximum of the statutory limits per year. We intend for the 401(k) plan to qualify, depending on the employee’s election, under Section 401(a) of the Code, so that contributions by employees, and income earned on those contributions, are not taxable to employees until withdrawn from the 401(k) plan.

Employment Agreements

We do not currently have employment agreements with our executive officers.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2023

Outstanding Equity Awards

The table below reflects all equity awards made to each Named Executive Officer that were outstanding on December 31, 2023.

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

John Keeler	4/20/22	25	(1)	-		2,000.00	4/20/27
	4/12/21	100	(2)	-		2,000.00	4/12/24
Silvia Alana - Previous Chief Financial Officer and Director	8/3/23	864	(3)	-		40.00	8/3/26
	4/20/22	25	(1)	-		2,000.00	4/20/27
	8/3/21	7	(4)	-		6,000.00	8/3/24
Miozotis Ponce	1/15/19	150	(5)	100	(5)	2,000.00	1/14/29

(1)	Shares subject to the option vest in equal quarterly installments of 1 shares for the term of the option.
(2)	Shares subject to the option vest in equal quarterly installments of 25 shares during the first year of the grant.
(3)	Shares subject to the option vest in equal monthly installments of 24 shares for the term of the option. These options were forfeited on May 28, 2024 upon the resignation of the Chief Financial Officer.
(4)	Shares subject to the option vest in equal monthly installments of 1 shares for the term of the option.
(5)	Shares subject to the option vest as to 50 shares on each of January 15, 2020, January 15, 2021, January 15, 2022, January 15, 2023 and January 15, 2024.

In connection with the Merger, we adopted the 2018 Equity Incentive Award Plan (the “2018 Plan”), which was effective immediately prior to the consummation of the Merger. The principal purpose of the 2018 Plan is to attract, retain and motivate selected employees, consultants and non-employee directors through the granting of stock-based compensation awards and cash-based performance bonus awards.

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Under the 2018 Plan, we are authorized to issue incentive stock options intended to qualify under Section 422 of the Code and non-qualified stock options. The 2018 Plan is administered by our board of directors. In connection with the Merger, we issued options to purchase an aggregate of 6,240 shares of Common Stock to certain executive officers and directors (3,120 of which were subsequently forfeited unexercised).

Share Reserve. 7,500 shares of Common Stock are reserved for issuance under the 2018 Plan pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights (“SARs”), restricted stock awards, restricted stock unit awards, deferred stock awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

● to the extent that an award terminates, expires or lapses for any reason or an award is settled in cash without the delivery of shares, any shares subject to the award at such time will be available for future grants under the 2018 Plan;

● to the extent shares are tendered or withheld to satisfy the grant, exercise price or tax withholding obligation with respect to any award under the 2018 Plan, such tendered or withheld shares will be available for future grants under the 2018 Plan;

● to the extent that shares of Common Stock are repurchased by us prior to vesting so that shares are returned to us, such shares will be available for future grants under the 2018 Plan;

● the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the 2018 Plan; and

● to the extent permitted by applicable law or any exchange rule, shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the 2018 Plan.

Administration. The compensation committee is expected to administer the 2018 Plan unless our board of directors assumes authority for administration. The compensation committee must consist of at least three members of our board of directors, each of whom is intended to qualify as an “outside director,” within the meaning of Section 162(m) of the Code, a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and an “independent director” within the meaning of the Nasdaq rules. The 2018 Plan provides that the board of directors or compensation committee may delegate its authority to grant awards to employees other than executive officers to a committee consisting of one or more members of our board of directors or one or more of our officers, other than awards made to our non-employee directors, which must be approved by our full board of directors.

Subject to the terms and conditions of the 2018 Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2018 Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the 2018 Plan. Our board of directors may at any time remove the compensation committee as the administrator and revest in itself the authority to administer the 2018 Plan. The full board of directors will administer the 2018 Plan with respect to awards to non-employee directors.

Eligibility. Options, SARs, restricted stock and all other stock-based and cash-based awards under the 2018 Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of subsidiaries. Such awards also may be granted to our directors. Only employees of the Company or certain subsidiaries may be granted ISOs.

Awards. The 2018 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, performance awards, stock payment awards and other stock-based and cash-based awards, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

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Nonstatutory Stock Options (“NSOs”). NSOs will provide for the right to purchase shares of Common Stock at a specified price that may not be less than the fair market value of a share of Common Stock on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed 10 years.

Incentive Stock Options (“ISOs”). ISOs will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our Common Stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of 10 years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2018 Plan provides that the exercise price must be at least 110% of the fair market value of a share of our Common Stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

Restricted Stock Awards. Restricted stock awards may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock, typically, may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

Restricted Stock Unit Awards (“RSU”). Restricted stock units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

Deferred Stock Awards. Deferred stock awards represent the right to receive shares of Common Stock on a future date. Deferred stock may not be sold or otherwise hypothecated or transferred until issued. Deferred stock will not be issued until the deferred stock award has vested, and recipients of deferred stock generally will have no voting or dividend rights prior to the time when the vesting conditions are satisfied and the shares are issued. Deferred stock awards generally will be forfeited, and the underlying shares of deferred stock will not be issued, if the applicable vesting conditions and other restrictions are not met.

Deferred Stock Units. Deferred stock units are denominated in unit equivalent of shares of Common Stock and vest pursuant to a vesting schedule or performance criteria set by the administrator. The Common Stock underlying deferred stock units will not be issued until the deferred stock units have vested, and recipients of deferred stock units generally will have no voting rights prior to the time when vesting conditions are satisfied.

Stock Appreciation Rights (“SARs”). SARs may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our Common Stock over a set exercise price. The exercise price of any SAR granted under the 2018 Plan must be at least 100% of the fair market value of a share of our Common Stock on the date of grant. Except as required by Section 162(m) of the Code with respect to a SAR intended to qualify as performance-based compensation as described in Section 162(m) of the Code, there are no restrictions specified in the 2018 Plan on the exercise of SARs or the amount of gain realizable therefrom, although restrictions may be imposed by the administrator in the SAR agreements. SARs under the 2018 Plan will be settled in cash or shares of Common Stock or in a combination of both, at the election of the administrator.

Dividend Equivalent Awards. Dividend equivalent awards represent the value of the dividends, if any, per share paid by us, calculated with reference to the number of shares covered by the award. Dividend equivalents may be settled in cash or shares and at such times as determined by our compensation committee or board of directors, as applicable.

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Performance Awards. Performance awards may be granted by the administrator on an individual or group basis. Generally, these awards will be based upon specific performance targets and may be paid in cash or in Common Stock or in a combination of both. Performance awards may include “phantom” stock awards that provide for payments based upon the value of our Common Stock. Performance awards may also include bonuses that may be granted by the administrator on an individual or group basis and that may be payable in cash or in Common Stock or in a combination of both.

Stock Payment Awards. Stock payment awards may be authorized by the administrator in the form of Common Stock or an option or other right to purchase Common Stock as part of a deferred compensation or other arrangement in lieu of all or any part of compensation, including bonuses, that would otherwise be payable in cash to the employee, consultant or non-employee director.

Change in Control. In the event of a change in control where the acquirer does not assume or replace awards granted prior to the consummation of such transaction, awards issued under the 2018 Plan will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. Performance awards will vest in accordance with the terms and conditions of the applicable award agreement. In the event that, within the 12 month period immediately following a change in control, a participant’s services with us are terminated by us other than for cause (as defined in the 2018 Plan) or by such participant for good reason (as defined in the 2018 Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to the outstanding equity awards held by such participant under the 2018 Plan will accelerate effective as of the date of such termination. The administrator may also make appropriate adjustments to awards under the 2018 Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions. Under the 2018 Plan, a change in control is generally defined as:

● the transfer or exchange in a single transaction or series of related transactions by our stockholders of more than 50% of our voting stock to a person or group;

● a change in the composition of our board of directors over a two-year period such that the members of the board of directors who were approved by at least two-thirds of the directors who were directors at the beginning of the two-year period or whose election or nomination was so approved cease to constitute a majority of the board of directors;

● a merger, consolidation, reorganization or business combination in which we are involved, directly or indirectly, other than a merger, consolidation, reorganization or business combination that results in our outstanding voting securities immediately before the transaction continuing to represent a majority of the voting power of the acquiring company’s outstanding voting securities and after which no person or group beneficially owns 50% or more of the outstanding voting securities of the surviving entity immediately after the transaction; or

● stockholder approval of our liquidation or dissolution.

Adjustments of Awards. In the event of any stock dividend, stock split, spin-off, recapitalization, distribution of our assets to stockholders (other than normal cash dividends) or any other corporate event affecting the number of outstanding shares of our Common Stock or the share price of our Common Stock other than an “equity restructuring” (as defined below), the administrator may make appropriate, proportionate adjustments to reflect the event giving rise to the need for such adjustments, with respect to:

● the aggregate number and type of shares subject to the 2018 Plan;

● the number and kind of shares subject to outstanding awards and terms and conditions of outstanding awards (including, without limitation, any applicable performance targets or criteria with respect to such awards); and

● the grant or exercise price per share of any outstanding awards under the 2018 Plan.

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In the event of one of the adjustments described above or other corporate transactions, in order to prevent dilution or enlargement of the potential benefits intended to be made available under the 2018 Plan, the administrator has the discretion to make such equitable adjustments and may also:

● provide for the termination or replacement of an award in exchange for cash or other property;

● provide that any outstanding award cannot vest, be exercised or become payable after such event;

● provide that awards may be exercisable, payable or fully vested as to shares of Common Stock covered thereby; or

● provide that an award under the 2018 Plan cannot vest, be exercised or become payable after such event.

In the event of an equity restructuring, the administrator will make appropriate, proportionate adjustments to the number and type of securities subject to each outstanding award and the exercise price or grant price thereof, if applicable. In addition, the administrator will make equitable adjustments, as the administrator in its discretion may deem appropriate to reflect such equity restructuring, with respect to the aggregate number and type of shares subject to the 2018 Plan. The adjustments upon an equity restructuring are nondiscretionary and will be final and binding on the affected holders and the Company.

For purposes of the 2018 Plan, “equity restructuring” means a nonreciprocal transaction between us and our stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of shares (or other securities) or the share price of our Common Stock (or other securities) and causes a change in the per share value of the Common Stock underlying outstanding stock-based awards granted under the 2018 Plan. In the event of a stock split in connection with an offering, the administrator will proportionately adjust (i) the number of shares subject to any outstanding award under the 2018 Plan, (ii) the exercise or grant price of any such awards, if applicable, and (iii) the aggregate number of shares subject to the 2018 Plan.

Amendment and Termination. Our board of directors or the compensation committee (with board approval) may terminate, amend or modify the 2018 Plan at any time and from time to time. However, we must generally obtain stockholder approval:

● to increase the number of shares available under the 2018 Plan (other than in connection with certain corporate events, as described above);

● reduce the price per share of any outstanding option or SAR granted under the 2018 Plan;

● cancel any option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares; or

● to the extent required by applicable law, rule or regulation (including any NASDAQ rule).

Termination. Our board of directors may terminate the 2018 Plan at any time. No ISOs may be granted pursuant to the 2018 Plan after the 10th anniversary of the effective date of the 2018 Plan, and no additional annual share increases to the 2018 Plan’s aggregate share limit will occur from and after such anniversary. Any award that is outstanding on the termination date of the 2018 Plan will remain in force according to the terms of the 2018 Plan and the applicable award agreement.

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Director Compensation

The following table sets forth certain information concerning compensation earned by the Company’s non-employee directors for services rendered as a director during the Last Fiscal Year:

Director Compensation

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Nubar Herian	$-	$25,000	$-	-	-	-	$25,000
Jeffrey Guzy	$-	$57,500	$-	-	-	-	$57,500
Timothy McLellan	$-	$40,000	$-	-	-	-	$40,000
Trond Ringstad	$-	$40,000	$-	-	-	-	$40,000
Juan Carlos Dalto (2)	$-	$14,583	-	-	-	-	$14,583

(1) The aggregate grant date fair value is computed in accordance with FASB ASC Topic 718.

(2) Resigned from the Board on July 31, 2023.

Director Service Agreements

On April 20, 2022, the Company entered into new one-year director service agreements (which replaced the agreements entered into in March 2021) with each of the current members of the Board. The agreement will automatically renew for successive one-year terms unless either party notifies the other of its desire not to renew the agreement at least 30 days prior to the end of the then current term, or unless earlier terminated in accordance with the terms of the agreement. As compensation for serving on the Board, each director will be entitled to a $25,000 annual stock grant and for serving on a committee of the Board, an additional $5,000 annual stock grant, both based upon the closing sales price of the Common Stock on the last trading day of the calendar year. The director who serves as chairman of the Audit Committee, Compensation Committee and Nominating and Governance Committee will be entitled to an additional $15,000, $10,000 and $7,500 annual stock grant, respectively. As additional consideration for such Board service, on April 20, 2022, each director was granted a five-year option to purchase 25 shares of Common Stock at an exercise price of $2,000.00 per share, which shares vest in equal quarterly installments of 1.25 shares during the term of the option.

Prohibitions against Hedging and Pledging

All directors and employees of the Company, including our executive officers, are prohibited from engaging in hedging or monetization transactions (such as prepaid variable forwards, equity swaps, collars and exchange funds) involving our securities, holding our securities in a margin account or pledging our securities as collateral for a loan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who beneficially own more than 10% percent of our equity securities (“Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Based solely on our review of copies of such reports and representations from the Reporting Persons, we believe that during the year ended December 31, 2023, the Reporting Persons timely filed all such reports.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023.

The Audit Committee has reviewed and discussed the Company’s audited financial statements and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission with its independent auditors. The Audit Committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and has discussed with the independent auditor’s independence and based upon such review and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeffrey Guzy, Chairman

Trond Ringstad

Timothy McLellan

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE “SOLICITING MATERIAL” OR BE DEEMED “FILED” WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MaloneBailey, LLP served as the independent registered public accounting firm to audit the Company’s consolidated financial statements since the fiscal years ended December 31, 2023, and 2022.

The aggregate fees billed for professional services by MaloneBailey, LLP for professional services rendered for the years ended December 31, 2023, and 2022 were:

The aggregate fees billed to us by our principal accountants, MaloneBailey, LLP, for professional services rendered for the year ended December 31, 2023, and 2022 are set forth below:

Fee Category	December 31, 2023	December 31, 2022

Audit fees	$220,000	$170,000
Audit-related fees	81,430	48,715
Tax fees	-	-
All other fees	-	-
Total fees	$301,430	$219,215

In accordance with the SEC’s definitions and rules, “audit fees” are fees the Company paid MaloneBailey, LLP for professional services for the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 included in Form 10-K and review of consolidated financial statements incorporated by reference into Form S-1 and Form S-3 and included in Form 10-Qs “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements; “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories. All of the services set forth above were approved by the Audit Committee.

Audit Committee Pre-Approval Policies and Procedures

The Company’s Audit Committee’s current policy is to pre-approve all audit and permissible non-audit services performed by MaloneBailey, LLP, the scope of services provided by our independent registered public accounting firm and the fees for the services to be performed. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

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OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting, other than the proposals referred to in this proxy statement.

By Order of the Board of Directors,

/s/ John Keeler
John Keeler, Chairman and Chief Executive Officer

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Appendix A

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
BLUE STAR FOODS CORP.

Under Section 242 of the Delaware General Corporation Law (“DGCL”),

IT IS HEREBY CERTIFIED THAT:

1.	The name of the corporation is Blue Star Foods Corp. (the “Corporation”).

2.

The Corporation’s certificate of incorporation (“Certificate of Incorporation”) was filed with the Secretary of State of the State of Delaware on October 17, 2017. The Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on May 9, 2018, and the Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on November 5, 2018.

3.	Section 4, “Capital Stock” of the Amended and Restated Certificate of Incorporation is hereby amended by inserting the following as the last paragraph of Section 4 with the following new paragraph:

“(g) Reverse Stock Split. This Certificate of Amendment to the Certificate of Incorporation is filed pursuant to Section 242(a)(3) of the DGCL to reflect a one-for-[xx] (1:[xx]) reverse stock split (the “Reverse Stock Split”), so that for every [xx] shares of the Corporation’s issued and outstanding common stock, $0.0001 par value per share (“Common Stock”), the holder of such shares will receive one new share of Common Stock. No fractional shares shall be issued and, in lieu thereof. The Corporation’s transfer agent shall cancel all fractional shares and stockholders shall receive a cash payment from the transfer agent in an amount equal to their respective pro rata shares of the total net proceeds of that sale based on the fair market value of such fractional shares on the date of the filing of this Certificate of Amendment. All shares of the Corporation’s Common Stock eliminated as a result of the Reverse Stock Split will be canceled. The authorized number of shares, and par value per share, of Common Stock, shall not be affected by the Reverse Stock Split.”

4.

Pursuant to Section 242 of the DGCL, this Certificate of Amendment to the Certificate of Incorporation was authorized by unanimous consent of the Board of Directors of the Corporation on [*] 2024, pursuant to Section 242(b)(1) of the DGCL and by a majority of the outstanding shares entitled to vote at a meeting of stockholders of the Corporation held on [*], pursuant to Section 242(b)(2) of the DGCL.

IN WITNESS WHEREOF, the Corporation had caused this Certificate of Amendment to be signed this [*] day of [*], 2024.

BLUE STAR FOODS CORP.

/s/ John Keeler
John Keeler
Executive Chairman and Chief Executive Officer